EXHIBIT (8)(a)(4)

Amendment No. 31 to Participation Agreement

AMENDMENT NO. 31 TO

PARTICIPATION AGREEMENT AMONG

AEGON/TRANSAMERICA SERIES FUND, INC.,

TRANSAMERICA LIFE INSURANCE COMPANY,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,

PEOPLES BENEFIT LIFE INSURANCE COMPANY,

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

Amendment No. 31 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the “Fund”), Transamerica Life Insurance Company (“Transamerica”), Transamerica Financial Life Insurance Company (“TFLIC”), Peoples Benefit Life Insurance Company (“Peoples”), Transamerica Occidental Life Insurance Company (“TOLIC”), and Transamerica Life Insurance and Annuity Company (“TALIAC”) dated July 1, 1992, as amended (“Participation Agreement”).

WHEREAS, pursuant to the Participation Agreement, each Company serves as the Fund’s designee for receipt of purchase and redemption orders with respect to shares of the Fund; and

WHEREAS, each party has determined that it is appropriate and in the best interests of the Fund, its Designated Portfolios, and each Company to amend Article II of the Participation Agreement to provide for certain representations and warranties with respect to the handling of orders with respect to the Fund’s shares and the implementation of policies and procedures to limit or prevent frequent trading and/or market timing activities with respect to the Designated Portfolios; and

WHEREAS, TFLIC, has registered or will register certain variable life policies and variable annuity contracts (the “Policies”) under the Securities Act of 1933; and

WHEREAS, TFLIC has, by resolution of its Board of Directors, duly organized and established the Separate Account VA WNY and the TFLIC Separate Account VNY (the “Accounts”), as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Policies and such Policies will be partly funded by the Fund; and

WHEREAS, TFLIC has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

WHEREAS, to the extent permitted by applicable insurance law and regulations, TFLIC intends to purchase shares in one or more of the portfolios of the Fund to fund its Policies on behalf of the Accounts, as specified in Schedule A attached to this Amendment, and as Schedule A may be amended from time to time.

NOW, THEREFORE, IT IS HEREBY AGREED that the following will be added as a new Section 2.12 of the Participation Agreement:

2.12. The Company represents and warrants that (a) all purchase and redemption orders with respect to shares of the Designated Portfolios submitted with respect to a Business Day in accordance with Article I will be received in good order by the Company prior to calculation of the net asset value on that Business Day as disclosed in the Designated Portfolios’ prospectuses, as they may be amended from time to time, and will be processed by the Company in compliance with Rule 22c-1 under the 1940 Act and regulatory interpretations thereof; (b) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 and regulatory interpretations thereof upon reasonable request; and (c) the Company will use its best efforts to cooperate with the Fund or its agent to implement policies and procedures to prevent frequent trading and/or market timing in the Designated Portfolios and enforce the market timing policies disclosed in the Designated Portfolios’ prospectuses, as they may be amended from time to time.

FURTHER, IT IS HEREBY AGREED that TFLIC, through its Policies, TFLIC Freedom Elite Builder II, Flexible Premium Variable Annuity – H and Flexible Premium Variable Annuity – I, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also hereby agreed that Schedule A to this Agreement will be amended to add the TFLIC Freedom Elite Builder

II, the Flexible Premium Variable Annuity – H and the Flexible Premium Variable Annuity – I as additional “Policies”.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 22, 2004.

TRANSAMERICA LIFE INSURANCE COMPANY			AEGON/TRANSAMERICA SERIES FUND, INC.
By its authorized officer			By its authorized officer

By:	/s/ Priscilla I. Hechler		By:	/s/ John K. Carter
	Priscilla I. Hechler			John K. Carter
	Title:	Assistant Secretary		Title:	Vice President, Secretary
and General Counsel

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY			PEOPLES BENEFIT LIFE INSURANCE COMPANY
By its authorized officer			By its authorized officer

By:	/s/ Priscilla I. Hechler		By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler			Priscilla I. Hechler
	Title:	Assistant Vice President and		Title:	Assistant Vice President
		Assistant Secretary			and Assistant Secretary

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY			TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
By its authorized officer			By its authorized officer

By:	/s/ Priscilla I. Hechler		By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler			Priscilla I. Hechler
	Title:	Assistant Vice President and		Title:	Assistant Vice President and
		Assistant Secretary			Assistant Secretary

AMENDED SCHEDULE A

Effective October 22, 2004

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TA PPVUL 1
Separate Account VA K
Separate Account VA H
Separate Account VA G
Separate Account VA-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One
Separate Account VA R
Separate Account VA S
Separate Account VA Q
Separate Account QNY
Separate Account VA W
Separate Account VA WNY
TFLIC Separate Account VNY

Policies:	Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples - Advisor’s Edge Variable Annuity
Peoples – Advisor’s Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life

AMENDED SCHEDULE A (continued)

Policies (continued)	TFLIC Freedom Elite Builder TFLIC Freedom Premier Variable Annuity
Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulatorSM VUL
TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder - BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor’s Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Portfolio Select Variable Annuity
Flexible Premium Variable Annuity – A
Flexible Premium Variable Annuity – B
Flexible Premium Variable Annuity – C
Flexible Premium Variable Annuity – D
Flexible Premium Variable Annuity – E
Flexible Premium Variable Annuity – G
TFLIC Freedom Elite Builder II
Flexible Premium Variable Annuity – H
Flexible Premium Variable Annuity – I

Portfolios:	AEGON/Transamerica Series Fund, Inc. – Each Portfolio has an Initial Class of Shares and a Service Class of Shares
AEGON Bond
Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio
Asset Allocation – Moderate Growth Portfolio
American Century International
American Century Large Company Value
Capital Guardian U.S. Equity
Capital Guardian Global
Capital Guardian Value
Clarion Real Estate Securities
Federated Growth & Income
Great Companies – America sm
Great Companies – Technology sm
J.P. Morgan Enhanced Index
J.P. Morgan Mid Cap Value
Janus Growth
Jennison Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50
PIMCO Total Return
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
Templeton Great Companies Global
T. Rowe Price Equity Income

AMENDED SCHEDULE A (continued)

Portfolios (continued)	T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Small/Mid Cap Value
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth

31amendpa-10-2004